UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 28,  2017

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

Director Resignation

Effective as of February 28, 2017, Chi-Ping Hsu resigned from his position as a member of the board of directors of MoSys, Inc. (the “Company”) and from all committees of the Company’s board of directors citing personal reasons. As a result of Mr. Hsu’s departure, the Compensation Committee of the Company’s board of directors has a vacancy, which the Company will endeavor to fill by its 2017 annual meeting.

Nasdaq Compliance

On March 2, 2017, the Company received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the Nasdaq Capital Market's minimum bid price continued listing requirement.  The letter noted that, as of March 2, 2017, the Company evidenced a closing bid price of its common stock in excess of the $1.00 minimum requirement for the last 10 consecutive trading days. Accordingly, the Company has regained compliance with Nasdaq Marketplace Rule 5550(a)(2), and Nasdaq considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

Date: March 7, 2017